Exhibit 99.1

Viridian Therapeutics Highlights Recent Progress and Reports Fourth Quarter and Full Year 2024 Financial Results

- Reported positive topline phase 3 data for veligrotug from both THRIVE and THRIVE-2 in patients with active and chronic thyroid eye disease (TED); veligrotug has the potential to transform the standard of care in TED with a differentiated clinical profile achieved with fewer infusions; Biologics License Application (BLA) submission on track for second half of 2025 -

- REVEAL-1 and REVEAL-2, phase 3 clinical trials assessing Q4W or Q8W subcutaneous (SC) VRDN-003 in active and chronic TED, progressing as planned and on track for topline data for both trials in the first half of 2026 -

- Proof-of-concept IgG reduction clinical data in healthy volunteers anticipated in the third quarter of 2025 for VRDN-006, an Fc fragment inhibitor of the neonatal Fc receptor (FcRn) -

- VRDN-008, a bispecific FcRn inhibitor with an extended half-life, expected to have additional preclinical data in 2025 with an Investigational New Drug (IND) submission planned for year-end 2025 -

- Viridian appoints Radhika Tripuraneni, M.D., to the role of Chief Medical Officer -

- Strong cash position of $717.6 million as of December 31, 2024; provides cash runway into the second half of 2027 -

WALTHAM, Mass.—February 27, 2025—Viridian Therapeutics, Inc. (NASDAQ: VRDN), a biotechnology company focused on discovering, developing and commercializing potential best-in-class medicines for serious and rare diseases, today reported recent business highlights and financial results for the fourth quarter and full year ended December 31, 2024.

“We made tremendous progress in 2024 which was capped off by the positive and better-than-expected pivotal data for our lead TED program veligrotug in active and chronic TED, and advancing towards the clinic with an IND submission for our lead FcRn inhibitor program VRDN-006,” said Steve Mahoney, Viridian’s President and CEO. “The veligrotug BLA submission is on track for 2H 2025 and our early commercial preparations are underway. In the new start TED market, we are excited about the potential for veligrotug to become the treatment-of-choice for patients. Our team executed throughout 2024, enrolling over 400 TED patients in veligrotug clinical trials, and we are carrying that momentum into our REVEAL studies, the phase 3 clinical trials for our potential best-in-class subcutaneous VRDN-003. Both REVEAL studies are on track to report topline data in the first half of 2026, which would enable a BLA submission by the end of 2026.”

“Turning to our FcRn inhibitor portfolio, we anticipate proof-of-concept data in healthy volunteers, including IgG reduction, in Q3 2025. We also continue to advance our bispecific, half-life extended, potential best-in-class VRDN-008 program and anticipate sharing additional data from the ongoing VRDN-008 preclinical studies later this year. Building on the execution success of 2024, we are excited to continue delivering important catalysts across both our TED and FcRn portfolios.”

TED Portfolio Progress

Veligrotug is an intravenously (IV) delivered anti-insulin-like growth factor-1 receptor (IGF-1R) antibody in phase 3 development for thyroid eye disease, with the potential to be the IV treatment-of-choice for active and chronic TED.

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Positive Topline Data in THRIVE and THRIVE-2: Veligrotug achieved all primary and secondary endpoints in THRIVE and THRIVE-2, pivotal phase 3 clinical trials for patients with active and chronic TED, respectively.

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Pivotal Data Show a Differentiated Clinical Profile: Veligrotug showed a differentiated clinical profile in THRIVE and THRIVE-2, with a rapid onset of treatment effect and statistically significant and meaningful reduction and resolution of diplopia, including the first demonstration of diplopia response and resolution in a global chronic TED phase 3 study. Veligrotug was also generally well tolerated and had a low rate of hearing impairment, a key AE of interest, in both clinical trials.

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BLA On Track for 2H 2025, Marketing Authorization Application (MAA) Submission Expected 1H 2026: BLA submission is on track for the second half of 2025, with an MAA submission to the European Medicines Agency expected in the first half of 2026.

VRDN-003 is a potential best-in-class, subcutaneous, half-life extended anti-IGF-1R antibody with the same binding domain as veligrotug. Viridian designed VRDN-003 to be an infrequent, at-home, and self-administered subcutaneous injection using a low-volume autoinjector.

•	REVEAL-1 and REVEAL-2 Progressing as Planned: Patient enrollment and dosing continues in both phase 3 clinical trials.

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Topline Data On Track for 1H 2026: Viridian anticipates topline data from both REVEAL-1 and REVEAL-2 in the first half of 2026, with a BLA submission planned by year-end 2026. Viridian plans to launch VRDN-003 with a commercially available low-volume autoinjector for at-home administration.

FcRn Inhibitor Portfolio Progress

FcRn inhibitors have the potential to treat a broad array of autoimmune diseases, representing significant potential commercial market opportunities. The two marketed indications of myasthenia gravis (MG) and chronic inflammatory demyelinating polyneuropathy (CIDP) alone are projected to have a market size close to $10 billion by 2030. An additional 17 indications are currently in clinical development with an FcRn inhibitor, with dozens more autoimmune diseases thought to be addressable by FcRn inhibitors.

VRDN-006 is a highly selective Fc fragment which inhibits FcRn and is designed to be a convenient subcutaneous and self-administered option for patients.

•	Proof-of-Concept Phase 1 Clinical Data On Track for Q3 2025: Viridian expects data from the phase 1 clinical trial in Q3 2025, including proof-of-concept IgG reduction data in healthy volunteers.

VRDN-008 is a half-life extended bispecific FcRn inhibitor comprising an Fc fragment and an albumin-binding domain designed to prolong IgG suppression and provide a potentially best-in-class subcutaneous option for patients.

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Additional Preclinical Data Expected in 2025: Non-human primate (NHP) studies are ongoing to generate additional data for VRDN-008. Once complete, Viridian plans to use the totality of VRDN-008’s NHP data to build a robust pharmacokinetic and pharmacodynamic model to enable the prediction of potential human dosing regimens for VRDN-008.

Corporate Updates

Today, Viridian announced the appointment of Radhika Tripuraneni, M.D., to the role of Chief Medical Officer, succeeding Thomas Ciulla, M.D. Dr. Tripuraneni joined Viridian in early 2024 as a consultant and brings a strong track record of leading clinical and medical teams at late-stage and commercial organizations with experience in multiple therapeutic areas, including rare disease, hematology/oncology, and neurology. Her prior roles include serving as Prothena’s Chief Development Officer and in senior clinical and medical roles at MyoKardia Inc., Synageva BioPharma Corp., and Alexion Pharmaceuticals Inc. Viridian thanks Dr. Ciulla for his contributions to Viridian’s progress and looks forward to his support as he transitions into a consulting role with the company.

Upcoming Investor Conferences

Viridian will participate in the following upcoming investor conferences in March 2025. A live webcast of each presentation can be accessed under “Events and Presentations” on the Investors section of the Viridian website at viridiantherapeutics.com. A replay of each webcast will be available following the completion of the event.

•	TD Cowen Health Care Conference: Presentation on Monday, March 3, 2025, at 9:10 a.m. ET in Boston, Massachusetts.

•	Leerink Global Healthcare Conference: Presentation on Wednesday, March 12, 2025, at 10:00 a.m. ET in Miami, Florida.

Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments were $717.6 million as of December 31, 2024, compared with $477.4 million as of December 31, 2023. The company believes that its current cash, cash equivalents, and short-term investments will be sufficient to fund its currently planned operations into the second half of 2027.

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R&D Expenses: Research and development expenses were $238.3 million during the year ended December 31, 2024, compared to $159.8 million during the year ended December 31, 2023. The increase in research and development expenses was driven by increased costs associated with our ongoing clinical trials for our TED portfolio, additional investment in advancing our FcRn inhibitor portfolio, as well as increased personnel-related costs as a result of increased headcount.

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G&A Expenses: General and administrative expenses were $61.1 million during the year ended December 31, 2024, compared to $95.0 million during the year ended December 31, 2023. The decrease in general and administrative expenses was driven by $31.0 million in nonrecurring severance costs in 2023.

•	Net Loss: The company’s net loss was $269.9 million for the year ended December 31, 2024, compared with $237.7 million for the same period last year.

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Shares Outstanding: As of December 31, 2024, Viridian had 99,663,246 shares of common stock outstanding on an as-converted basis, which included 80,994,046 shares of common stock and an aggregate 18,669,200 shares of common stock issuable upon the conversion of 134,864 and 145,160 shares of Series A and Series B preferred stock, respectively.

About Viridian Therapeutics

Viridian is a biopharmaceutical company focused on discovering, developing and commercializing potential best-in-class medicines for patients with serious and rare diseases. Viridian’s expertise in antibody discovery and protein engineering enables the development of differentiated therapeutic candidates for previously validated drug targets in commercially established disease areas.

Viridian is advancing multiple candidates in the clinic for the treatment of patients with thyroid eye disease (TED). The company is conducting a pivotal program for veligrotug (VRDN-001), including two global phase 3 clinical trials (THRIVE and THRIVE-2), to evaluate its efficacy and safety in patients with active and chronic TED. Both THRIVE and THRIVE-2 reported positive topline data, meeting all the primary and secondary endpoints of each study. Viridian is also advancing VRDN-003 as a potential best-in-class subcutaneous therapy for the treatment of TED, including two ongoing global phase 3 pivotal clinical trials, REVEAL-1 and REVEAL-2, to evaluate the efficacy and safety of VRDN-003 in patients with active and chronic TED.

In addition to its TED portfolio, Viridian is advancing a novel portfolio of neonatal Fc receptor (FcRn) inhibitors, including VRDN-006 and VRDN-008, which has the potential to be developed in multiple autoimmune diseases.

Viridian is based in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “design,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: preclinical development, clinical development, and anticipated commercialization of Viridian’s product candidates veligrotug (formerly VRDN-001), VRDN-003, VRDN-006 and VRDN-008, including Viridian’s view that the THRIVE and THRIVE-2 data provides strong support for VRDN-003’s clinical profile; anticipated start dates of studies; anticipated data results and timing of their disclosure, including VRDN-003 topline data from the REVEAL-1 and REVEAL-2 trials in the first half of 2026, anticipated VRDN-006 proof-of-concept clinical data, including IgG reduction data, in the third quarter of 2025, and anticipated VRDN-008 preclinical data in 2025; regulatory interactions and anticipated timing of regulatory submissions, including the anticipated BLA submissions for veligrotug in the second half of 2025 and VRDN-003 by year-end 2026, MAA submission for veligrotug in the first half of 2026, and IND submission for VRDN-008 by year-end 2025, pending data; the potential utility, efficacy, potency, safety, clinical benefits, clinical response, convenience and number of indications of veligrotug, VRDN-003, VRDN-006, and VRDN-008; veligrotug’s potential to transform the standard of care and the potential for veligrotug to be the IV treatment-of-choice for active and chronic TED; Viridian’s product candidates potentially being best-in-class; whether veligrotug will serve an unmet need; Viridian’s expectations regarding the potential commercialization of veligrotug and VRDN-003, if approved, including plans to launch VRDN-003 with a low-volume autoinjector; and that Viridian’s cash, cash equivalents and short-term investments will be sufficient to fund its operations into the second half of 2027.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: potential utility, efficacy, potency, safety, clinical benefits, clinical response and convenience of Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress and plans for our ongoing or future research, preclinical and clinical development programs; changes to trial protocols for ongoing or new clinical trials; expectations and changes regarding the timing for regulatory filings; regulatory interactions expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations; our financial position and projected cash runway; our future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from same; that our product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission (SEC), including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Collaboration Revenue - related party	$72	$72	$302	$314

Total revenue	72	72	302	314

Operating Expenses:
Research and development	71,959	38,558	238,254	159,765
General and administrative	15,585	32,993	61,083	94,999

Total operating expenses	87,544	71,551	299,337	254,764

Loss from operations	(87,472)	(71,479)	(299,035)	(254,450)

Other income (expense)
Interest and other income	8,605	5,535	32,132	18,563
Interest and other expense	(858)	(916)	(3,046)	(1,847)

Net loss	(79,725)	(66,860)	(269,949)	(237,734)

Change in unrealized gain (loss) on investments	(942)	403	(348)	728

Comprehensive loss	$(80,667)	$(66,457)	$(270,297)	$(237,006)

Net loss allocated to common stock	$(64,648)	$(48,418)	$(208,560)	$(175,007)

Net loss per share, basic and diluted, common	$(0.81)	$(0.97)	$(3.07)	$(3.91)

Weighted-average common shares outstanding used to compute basic and diluted loss per share	80,052,123	49,681,803	67,885,831	44,755,475

Net loss allocated to Series A preferred stock	$(7,261)	$(11,204)	$(31,718)	$(45,421)

Net loss per share, basic and diluted, Series A preferred stock	$(53.84)	$(64.98)	$(204.82)	$(260.70)

Weighted-average Series A preferred stock outstanding used to compute basic and diluted loss per share	134,864	172,435	154,856	174,226

Net loss allocated to Series B preferred stock	$(7,816)	$(7,238)	$(29,671)	$(17,306)

Net loss per share, basic and diluted, Series B preferred stock	$(53.84)	$(64.97)	$(204.82)	$(260.69)

Weighted-average Series B preferred stock outstanding used to compute basic and diluted loss per share	145,160	111,413	144,862	66,385

Viridian Therapeutics, Inc.

Selected Financial Information

Condensed Consolidated Balance Sheets

(amounts in thousands)

(unaudited)

	December 31,	December 31,
	2024	2023
Cash, cash equivalents and short-term investments	$717,584	$477,370
Other assets	24,819	13,054

Total assets	$742,403	$490,424

Total liabilities	70,764	48,402
Total stockholders’ equity	671,639	442,022

Total liabilities and stockholders’ equity	$742,403	$490,424

Contacts:

Anabel Chan, 617-458-8725

Vice President, Investor Relations & Communications

IR@viridiantherapeutics.com

Louisa Stone, 617-272-4604

Senior Manager, Investor Relations & Communications

IR@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.